EXHIBIT 99.1

Lantronix Reports Second Quarter Fiscal 2012 Financial Results

Irvine, Calif., February 9, 2012 – Lantronix, Inc. (NASDAQ: LTRX), a leading global provider of smart M2M connectivity solutions, today reported results for its second quarter of fiscal 2012, ended December 31, 2011.

Financial and Operational Highlights

▪	Net revenue of $10.5 million.
▪	Gross profit as a percentage of net revenue was 48.2%.
▪	GAAP net loss of $1.4 million, or ($0.13) per share.
▪	Non-GAAP net loss of $629,000, or ($0.06) per share.
▪	Cash and cash equivalents of $3.3 million.
▪	Recruited a new management team.
▪	In November 2011, implemented a cost-reduction program that is forecasted to achieve annualized cash savings of approximately $2.0 million.
▪	In December 2011, began production of the EDS-MD, a next generation medical device aggregator based on the company’s award-winning EDS product platform.
▪	In December 2011, announced the xPrintServer – Network Edition, the first network device solution to allow iPad and Apple iOS users to print wirelessly to virtually any networked printer.

“During the second fiscal quarter, we continued to make progress on our key goals of improving financial discipline and creating a more efficient, market-driven product development process,” said Kurt Busch, Lantronix President and CEO.  “While our revenue and year-over-year results were disappointing, since taking the helm 150 days ago, the new management team reduced operating expenses and put in place a new product strategy to both capture market share as well as expand the markets we address. These efforts culminated in the launch of two new products within the last 60 days: EDS-MD, a next-generation medical device aggregator based on the Lantronix award-winning EDS product platform, and the xPrintServer – Network Edition, an entirely new product family that was fully conceived, developed and launched by our team in under five months. We’re very pleased with the industry response to date.”

Financial Results for the Second Fiscal Quarter Ended December 31, 2011

Net revenue was $10.5 million for the second quarter of fiscal 2012, compared to $12.7 million for the second quarter of fiscal 2011. The decrease in net revenue was primarily due to lower unit sales of embedded device enablement products in the Europe, Middle East and Africa region, which the Company believes was significantly impacted by economic conditions in Europe. In addition, net revenue for the second quarter of the prior fiscal year included approximately $639,000 of revenue that was recognized as a result of modifying contracts with certain distributors in Europe and Asia. No similar revenue was recognized during the second quarter of fiscal 2012.

Gross profit as a percentage of net revenue was 48.2% for the second quarter of fiscal 2012, compared to 49.4% for the second quarter of fiscal 2011. Gross profit for the second quarter of fiscal 2012 was impacted by a $480,000 charge for excess inventory due to a reduction in sales forecast of certain device management products.

GAAP operating expenses were $6.4 million for the second quarter of fiscal 2012, compared to $6.8 million for the second quarter of fiscal 2011.

●	Selling, general and administrative expenses were $4.4 million for the second quarter of fiscal 2012, a decrease of $647,000, compared to $5.1 million for the second quarter of fiscal 2011.

●	Research and development expenses were $1.6 million for the second quarter of fiscal 2012, compared to $1.7 million for the second quarter of fiscal 2012.

●
Restructuring charges for employee severance and related costs were $269,000 for the second quarter of fiscal 2012. On November 7, 2011, the Company initiated a restructuring plan, consisting of a reduction in headcount and other cost savings measures. The restructuring plan was designed to reduce operating expenses and bring them more in line with revenue levels in order to improve future results of operations. This restructuring plan is expected to reduce annualized cash expenses by approximately $2.0 million. The restructuring activities contemplated by the plan were substantially completed during the quarter ended December 31, 2011.

Non-GAAP operating expenses for the second quarter of fiscal 2012 were $5.8 million, consistent with those for the second quarter of fiscal 2011.

GAAP net loss for the second quarter of fiscal 2012 was $1.4 million, or ($0.13) per share, compared to GAAP net loss of $579,000, or ($0.06) per share, for the second quarter of fiscal 2011.

Non-GAAP net loss for the second quarter of fiscal 2012 was $629,000, or ($0.06) per share, compared to non-GAAP net income of $603,000, or $0.06 per share, for the second quarter of fiscal 2011.

Financial Results for the Six Months ended December 31, 2011

Net revenue was $21.6 million for the six months ended December 31, 2011, compared to $24.9 million for the six months ended December 31, 2010.

Gross profit as a percentage of net revenue was 47.8% for the six months ended December 31, 2011, compared with 50.2% for the six months ended December 31, 2010.

GAAP operating expenses for the six months ended December 31, 2011 were $13.1 million, compared to $13.7 million for the six months ended December 31, 2010.

●	Selling, general and administrative expenses for the six months ended December 31, 2011 were $9.4 million, compared to $10.1 million for the six months ended December 31, 2010.

●	Research and development expenses for the six months ended December 31, 2011 were $3.3 million, compared to $3.5 million for the six months ended December 31, 2010.

●	Restructuring charges for the six months ended December 31, 2011 were $269,000.

Non-GAAP operating expenses for the six months ended December 31, 2011 were $11.9 million, compared to $11.7 million for the six months ended December 31, 2010.

GAAP net loss for the six months ended December 31, 2011 was $2.8 million, or ($0.27) per share, compared to $1.3 million, or ($0.12) per share, for the six months ended December 31, 2010.

Non-GAAP net loss for the six months ended December 31, 2011 was $1.3 million or ($0.13) per share, compared to non-GAAP net income of $1.0 million, or $0.09 per share, for the six months ended December 31, 2010.

Balance Sheet Summary

Cash and cash equivalents were $3.3 million as of December 31 2011, compared to $5.8 million as of June 30, 2011.

Total receivables, which include accounts receivable, net, and contract manufacturers’ receivable, were $1.7 million as of December 31, 2011, compared to $3.5 million as of June 30, 2011.

Net inventory was $8.5 million as of December 31, 2011, compared to $9.2 million as of June 30, 2011.

Accounts payable were $4.8 million as of December 31, 2011, compared to $8.4 million as of June 30, 2011.

Working capital was $2.4 million as of December 31, 2011, compared to $5.2 million as of June 30, 2011.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes that non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share are important measures of the Company’s business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. In addition, certain stockholders have expressed an interest in seeing financial performance measures, which exclude the impact of certain matters such as decisions relating to the restructuring, which while important, are not central to the core operations of the Company’s business.

Non-GAAP operating expenses consist of operating expenses excluding share-based compensation and related payroll taxes, depreciation and amortization, restructuring charges, costs associated with the contested proxy, costs associated with the investigation, and consulting fees for former executives.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) non-GAAP adjustments to operating expenses, (ii) interest income (expense), (iii) other income (expense), and (iv) income tax provision (benefit).

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which for GAAP purposes is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Conference Call and Webcast

Lantronix will host a conference call and webcast today at 2:00 p.m. Pacific Time (5:00 p.m. ET) to discuss its second quarter fiscal 2012 financial results. Those wishing to participate in the live call should dial 866-362-5158 (international dial-in 617-597-5397) using the passcode 19172596.  A telephone replay of the call will be available through February 16, 2012 by dialing (888) 286-8010 (international dial-in 617-801-6888) and entering passcode 17177530.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify access and communication with and between virtually any electronic device. Our smart connectivity solutions enable sharing data between devices and applications to empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely and securely connect electronic equipment via networks and the Internet. Founded in 1989, Lantronix serves some of the largest medical, security, industrial and building automation, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center and pro-AV/signage entities in the world. The company's headquarters are located in Irvine, Calif.

For more information, visit www.lantronix.com. The Lantronix blog, http://www.lantronix.com/blog, features industry discussion and updates.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our future business plans, future financial position, future results of operations and future product development strategies and schedules. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations and reported results to vary, include, but are not limited to: our ability to raise additional capital when and to the extent necessary; final accounting adjustments and results; quarterly fluctuations in operating results; our ability to identify and profitably develop new products that will be attractive to our target markets, including products in our device networking business and the timing and success of new product introductions; our ability to implement the planned cost reduction program; changing market conditions and competitive landscape; government and industry standards; market acceptance of our products by our customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; unusual or unexpected expenses; and cash usage including cash used for product development or strategic transactions; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see our SEC filings, including our Annual Report on Form 10-K for the year ended June 30, 2011 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, and December 31, 2011 and our Annual Report on Form 10-K for the year ended June 30, 2011. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. If the Company does update or correct one or more of these forward-looking statements, investors and others should not conclude that the Company will make additional updates or corrections.

Investor Relations Contacts:

Lantronix, Inc.
Jeremy Whitaker
Chief Financial Officer
(949) 453-3990

E.E. Wang Lukowski
investors@lantronix.com
310-877-6039

LANTRONIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
 (In thousands)
	December 31, 2011	June 30, 2011
Assets
Current assets:
Cash and cash equivalents	$3,303	$5,836
Accounts receivable, net	1,409	2,908
Contract manufacturers' receivable	323	636
Inventories, net	8,453	9,160
Prepaid expenses and other current assets	397	605
Deferred tax assets	569	569
Total current assets	14,454	19,714

Property and equipment, net	1,699	1,761
Goodwill	9,488	9,488
Purchased intangible assets, net	18	54
Other assets	86	175
Total assets	$25,745	$31,192

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,836	$8,358
Accrued payroll and related expenses	2,000	2,000
Warranty reserve	239	268
Restructuring accrual	98	-
Short-term debt	667	667
Other current liabilities	4,229	3,199
Total current liabilities	12,069	14,492
Non-current liabilities:
Long-term liabilities	342	550
Long-term capital lease obligations	60	45
Long-term debt	500	833
Deferred tax liabilities	569	569
Total non-current liabilities	1,471	1,997
Total liabilities	13,540	16,489

Commitments and contingencies

Stockholders' equity:
Common Stock	1	1
Additional paid-in capital	193,103	192,780
Accumulated deficit	(181,298)	(178,477)
Accumulated other comprehensive income	399	399
Total stockholders' equity	12,205	14,703
Total liabilities and stockholders' equity	$25,745	$31,192

LANTRONIX, INC.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Net revenue (1)	$10,452	$12,719	$21,636	$24,911
Cost of revenue	5,411	6,441	11,293	12,406
Gross profit	5,041	6,278	10,343	12,505
Operating expenses:
Selling, general and administrative	4,441	5,088	9,405	10,141
Research and development	1,646	1,697	3,341	3,520
Restructuring charges	269	-	269	-
Amortization of purchased intangible assets	18	18	36	36
Total operating expenses	6,374	6,803	13,051	13,697
Loss from operations	(1,333)	(525)	(2,708)	(1,192)
Interest expense, net	(23)	(36)	(50)	(58)
Other income (expense), net	(8)	(5)	(37)	24
Loss before income taxes	(1,364)	(566)	(2,795)	(1,226)
Provision for income taxes	13	13	26	31
Net loss	$(1,377)	$(579)	$(2,821)	$(1,257)

Net loss per share (basic and diluted)	$(0.13)	$(0.06)	$(0.27)	$(0.12)

Weighted-average shares (basic and diluted)	10,581	10,429	10,571	10,389

Net revenue from related parties	$174	$212	$411	$453

(1) Includes net revenue from related parties

LANTRONIX, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010

GAAP net loss	$(1,377)	$(579)	$(2,821)	$(1,257)
Non-GAAP adjustments:
Cost of revenues:
Share-based compensation	9	9	22	35
Employer portion of withholding taxes on stock grants	-	-	-	2
Depreciation and amortization	99	84	194	169
Total adjustments to cost of revenues	108	93	216	206
Selling, general and adminstrative:
Costs associated with the contested proxy	-	372	-	561
Costs associated with the investigation	-	-	108	-
Consulting fees for former executives	-	-	153	-
Share-based compensation	113	382	194	790
Employer portion of withholding taxes on stock grants	-	-	2	12
Depreciation and amortization	118	167	248	333
Total adjustments to selling, general and administrative	231	921	705	1,696
Research and development:
Share-based compensation	71	85	137	236
Employer portion of withholding taxes on stock grants	-	-	3	18
Depreciation and amortization	7	11	16	23
Total adjustments to research and development	78	96	156	277
Restructuring reserve	269	-	269	-
Amortization of purchased intangible assets	18	18	36	36
Total non-GAAP adjustments to operating expenses	596	1,035	1,166	2,009
Interest expense, net	23	36	50	58
Other income (expense), net	8	5	37	(24)
Provision for income taxes	13	13	26	31
Total non-GAAP adjustments	748	1,182	1,495	2,280
Non-GAAP net income (loss)	$(629)	$603	$(1,326)	$1,023

Non-GAAP net income (loss) per share (diluted)	$(0.06)	$0.06	$(0.13)	$0.09

Denominator for GAAP net income per share (diluted)	10,581	10,429	10,571	10,389
Non-GAAP adjustment	-	373	-	467
Denominator for non-GAAP net income per share (diluted)	10,581	10,802	10,571	10,856

GAAP operating expenses	$6,374	$6,803	$13,051	$13,697
Non-GAAP adjustments to operating expenses	(596)	(1,035)	(1,166)	(2,009)
Non-GAAP operating expenses	$5,778	$5,768	$11,885	$11,688

LANTRONIX, INC.
Unaudited Net Revenues by Product Line
(In thousands, except percentages)

	Three Months Ended December 31,
		% of Net		% of Net	Change
	2011	Revenue	2010	Revenue	$	%

Device enablement	$8,343	79.8%	$10,469	82.3%	$(2,126)	(20.3%)
Device management	1,992	19.1%	2,076	16.3%	(84)	(4.0%)
Device networking	10,335	98.9%	12,545	98.6%	(2,210)	(17.6%)
Non-core	117	1.1%	174	1.4%	(57)	(32.8%)
Net revenue	$10,452	100.0%	$12,719	100.0%	$(2,267)	(17.8%)

	Six Months Ended December 31,
		% of Net		% of Net	Change
	2011	Revenue	2010	Revenue	$	%

Device enablement	$17,106	79.1%	$20,352	81.7%	$(3,246)	(15.9%)
Device management	4,207	19.4%	4,234	17.0%	(27)	(0.6%)
Device networking	21,313	98.5%	24,586	98.7%	(3,273)	(13.3%)
Non-core	323	1.5%	325	1.3%	(2)	(0.6%)
Net revenue	$21,636	100.0%	$24,911	100.0%	$(3,275)	(13.1%)